EXHIBIT 11
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                                                              MULTIMEDIA, INC.
                                       Computation of Primary and Fully Diluted Earnings per Share

                                                             Three Months Ended                  Six Months Ended
                                                            6/30/94      6/30/93              6/30/94       6/30/93
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Primary

Earnings before cumulative effects of changes
  in accounting principles                                $19,443,000    18,267,000         $36,777,000    33,465,000
Cumulative effect of changes in accounting principles             ---          ---                  ---    14,332,000
Net earnings applicable to
Common and common equivalent shares                       $19,443,000    18,267,000         $36,777,000    47,797,000

Shares:
Weighted average number of
  common and common equivalent
  shares outstanding                                       38,191,000    38,375,000          38,280,000    38,310,000
Earnings before cumulative effect of changes in
  accounting principles                                   $       .51           .48         $       .96           .88
Cumulative effect of changes in accounting principles             ---           ---                 ---           .37
Net earnings per share                                    $       .51           .48         $       .96          1.25

Fully Diluted

Earnings before cumulative effect of changes
  in accounting principles                                $19,443,000    18,267,000         $36,777,000    33,465,000
Cumulative effect of changes in accounting principles             ---           ---                 ---    14,332,000
Net earnings applicable to
  common and common equivalent shares                     $19,443,000    18,267,000         $36,777,000    47,797,000

Shares:
Weighted average number of
  common and common equivalent
  shares assuming ending
  market price                                             38,192,000    38,376,000          38,277,000    38,335,000
Earnings before cumulative effect of changes in
  accounting principles                                   $       .51           .48         $       .96           .88
Cumulative effect of changes in accounting principles             ---           ---                 ---           .37
Net earnings per share                                    $        .51          .48         $       .96          1.25

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